                                                                   EXHIBIT 3(ii)


                        AMERICAN STANDARD COMPANIES INC.






                                 AMENDED BY-LAWS



                        As Adopted on January 4, 1995,
                        as Amended on December 5, 1996
                and February 24, 1997 (effective May 1, 1997)

                        AMERICAN STANDARD COMPANIES INC.

                                 AMENDED BY-LAWS

                                TABLE OF CONTENTS


                                      PAGE
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                                    ARTICLE I

                   STOCKHOLDERS............................................   1

Section 1.1.   Annual Meetings..............................................  1
Section 1.2.   Special Meetings.............................................  1
Section 1.3.   Notice of Meetings; Waiver...................................  2
Section 1.4.   Quorum.......................................................  2
Section 1.5.   Voting.......................................................  2
Section 1.6.   Voting by Ballot.............................................  3
Section 1.7.   Adjournment..................................................  3
Section 1.8.   Proxies......................................................  3
Section 1.9.   Organization; Procedure......................................  4
Section 1.10.  Stockholder Proposals and Nominations
                  of Directors..............................................  4
Section 1.11.  Inspectors of Elections......................................  5
Section 1.12.     Opening and Closing of Polls..............................  6
Section 1.13.  Consent of Stockholders in
                  Lieu of Meeting...........................................  7


                                   ARTICLE II

                   BOARD OF DIRECTORS.......................................  8

Section 2.1.   General Powers...............................................  8
Section 2.2.   Number and Term of Office....................................  8
Section 2.3.   Election of Directors........................................  8
Section 2.4.   Annual and Regular Meetings..................................  9
Section 2.5.   Special Meetings; Notice.....................................  9
Section 2.6.   Quorum; Voting...............................................  10
Section 2.7.   Adjournment..................................................  10
Section 2.8.   Action Without a Meeting.....................................  10
Section 2.9.   Organization.................................................  10
Section 2.10.  Regulations; Manner of Acting................................  10
Section 2.11.  Action by Telephonic Communications..........................  10
Section 2.12.  Resignations.................................................  11
Section 2.13.  Removal of Directors.........................................  11
Section 2.14.  Vacancies and Newly Created
                  Directorships.............................................  11
Section 2.15.  Compensation.................................................  12
Section 2.16.  Reliance on Accounts and Reports, etc........................  12
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                                   ARTICLE III

                                 EXECUTIVE COMMITTEE AND OTHER COMMITTEES..   12

Section 3.1.   How Constituted.............................................   12
Section 3.2.   Powers......................................................   13
Section 3.3.   Proceedings.................................................   14
Section 3.4.   Quorum and Manner of Acting.................................   14
Section 3.5.   Action by Telephonic Communications.........................   14
Section 3.6.   Absent or Disqualified Members..............................   14
Section 3.7.   Resignations................................................   15
Section 3.8.   Removal.....................................................   15
Section 3.9.   Vacancies...................................................   15


                                   ARTICLE IV

                                    OFFICERS...............................   15

Section 4.1.   Number......................................................   15
Section 4.2.   Election....................................................   15
Section 4.3.   Salaries....................................................   16
Section 4.4.   Removal and Resignation; Vacancies..........................   16
Section 4.5.   Authority and Duties of Officers............................   16
Section 4.6.   The President...............................................   16
Section 4.7.   Vice Presidents.............................................   17
Section 4.8.   The Secretary...............................................   17
Section 4.9.   The Treasurer...............................................   18
Section 4.10.  Additional Officers.........................................   19
Section 4.11.  Security....................................................   19

                                    ARTICLE V

                                  CAPITAL STOCK............................   19

Section 5.1.   Certificates of Stock, Uncertificated
                             Shares........................................   19
Section 5.2.   Signatures; Facsimile.......................................   20
Section 5.3.   Lost, Stolen or Destroyed Certificates......................   20
Section 5.4.   Transfer of Stock...........................................   20
Section 5.5.   Record Date.................................................   21
Section 5.6.   Registered Stockholders.....................................   22
Section 5.7.   Transfer Agent and Registrar................................   22
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                                   ARTICLE VI

                                 INDEMNIFICATION...........................   22

Section 6.1.   Nature of Indemnity.........................................   22
Section 6.2.   Successful Defense..........................................   23

Section 6.3.   Determination That Indemnification
                             is Proper.....................................   24
Section 6.4.   Advance Payment of Expenses.................................   24
Section 6.5.   Procedure for Indemnification of
                             Directors and Officers........................   24
Section 6.6.   Survival; Preservation of Other Rights......................   25
Section 6.7.   Insurance...................................................   26
Section 6.8.   Severability................................................   26


                                   ARTICLE VII

                                     OFFICES...............................   26

Section 7.1.   Registered Office...........................................   26
Section 7.2.   Other Offices...............................................   26


                                  ARTICLE VIII

                               GENERAL PROVISIONS..........................   27

Section 8.1.   Dividends...................................................   27
Section 8.2.   Reserves....................................................   27
Section 8.3.   Execution of Instruments....................................   27
Section 8.4.   Corporate Indebtedness......................................   28
Section 8.5.   Deposits....................................................   28
Section 8.6.   Checks......................................................   28
Section 8.7.   Sale, Transfer, etc. of Securities..........................   28
Section 8.8.   Voting as Stockholder.......................................   28
Section 8.9.   Fiscal Year.................................................   29
Section 8.10.  Seal........................................................   29
Section 8.11.  Books and Records; Inspection...............................   29


                                   ARTICLE IX

                          AMENDMENT OF AMENDED BY-LAWS.....................   29

Section 9.1.   Amendment...................................................   29
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                                    ARTICLE X

                                    CONSTRUCTION...........................   30

Section 10.1.  Construction................................................   30
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                        AMERICAN STANDARD COMPANIES INC.

                                 AMENDED BY-LAWS

                          As adopted on January 4, 1995


                                    ARTICLE I

                                  STOCKHOLDERS

      Section 1.1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at 10:00 a.m. (local time) on the first Thursday in May (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. [Sections 211(a), (b).(1)

      Section 1.2. Special Meetings. Special meetings of the stockholders may be called at any time by the (i) Chief Executive Officer or (ii) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors or (iii) for purposes of voting on Director nominees designated by Kelso ASI Partners, L.P. ("ASI Partners") pursuant to the Amended and Restated Stockholders Agreement, dated as of December 2, 1994, among the Corporation, ASI Partners and the other stockholders of the Corporation parties thereto (the "Amended and Restated Stockholders Agreement") or the removal of Directors designated for nomination by ASI Partners pursuant to the Amended and Restated Stockholders Agreement, ASI Partners, so long as ASI Partners, together with its Affiliates (as defined in the Amended and Restated Stockholders Agreement), owns at least 10% of the outstanding shares of the Common Stock of the Corporation. Other than as set forth herein, stockholders shall not be able to call special meetings. Special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. [Section 211(d).]

--------

1. Citations are to the General Corporation Law of the State of Delaware as in effect on December 20, 1994 (the "GCL"), and are inserted for reference only, and do not constitute a part of the Amended By-Laws.

      Section 1.3. Notice of Meetings; Waiver. The Secretary, Acting Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary or Acting or Assistant Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law.

      No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. [Sections 222, 229.]

      Section 1.4. Quorum. Except as otherwise required by law or by the Restated Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. [Section 216.]

      Section 1.5. Voting. If, pursuant to Section 5.5 of these Amended By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date, provided, however, that the certificate of designation pertaining to any series of the Corporation's preferred stock may provide for a greater number of votes per share of such series. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote (subject to the same proviso as set forth in the immediately preceding sentence) for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, by the Restated Certificate of Incorporation or by these Amended By-Laws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216.]

      Section 1.6. Voting by Ballot. No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

      Section 1.7. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.5 of these Amended By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.3 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c).]

      Section 1.8. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. [Sections 212(b), (c), (d), (e).]

      Section 1.9. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the President or, in the event of his absence or disability, any Vice President or a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary or Acting Secretary, or in the event of his absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary or Acting Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

      Section 1.10. Stockholder Proposals and Nominations of Directors. Nominations for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by the Board of Directors, or on behalf of the Board of Directors by a Nominating Committee appointed by the Board of Directors, or (subject to compliance with the remainder of this section) by any stockholder of the Corporation entitled to vote for the election of Directors at such meeting. Any nominations, other than those made by or on behalf of the Board of Directors or any such Nominating Committee, and any proposal by any stockholder to transact any corporate business at an annual or special stockholders meeting, shall be made by written notice, mailed by certified mail, to the Secretary of the Corporation and (i) in the case of an annual meeting, received no later than 50 days prior to the date of the annual meeting; provided, however, that if less than 50 days' advance notice of a meeting of stockholders is given to the stockholders, such advance notice of proposed business or nomination by such stockholder shall have been made or delivered to the Secretary or Acting Secretary of the Corporation not later than the close of business on the seventh day following the day on which the written notice of a meeting was mailed, and (ii) in the case of a special meeting of stockholders, received not later than the close of business on the tenth day following the day on which written notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and provided, further, that the foregoing advance notice requirements applicable to stockholder proposals and nominations of Directors shall not apply to ASI Partners, so long as ASI Partners, together with its Affiliates, owns at least 10% of the outstanding shares of the Common Stock of the Corporation. Notwithstanding the foregoing, the inclusion of stockholder proposals in proxy materials prepared by the Corporation shall be governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The form of written notice of Director nominations by a stockholder or stockholders shall set forth as to each proposed nominee who is not an incumbent Director (i) the name, age, business address, and if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section.

      The Chairman of the Board, or in his absence the President, any Vice President or the Secretary or Acting Secretary, may, if the facts warrant, determine and declare to the meeting of stockholders that a nomination or a proposal made by a stockholder was not made in accordance with the foregoing procedure and that the defective nomination or proposal shall be disregarded.

      Section 1.11. Inspectors of Elections. Preceding any meeting of the stockholders, the Board of Directors shall appoint one or more persons to act as Inspectors of Elections, and may designate one or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

            (a) ascertain the number of shares outstanding and the voting power of each;

            (b) determine the shares represented at a meeting and the validity of proxies and ballots;

            (c) count all votes and ballots;

            (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

            (e) certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots.

The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.

      When determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.8 of these Amended By-Laws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to (e) of this section shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable. [Sections 231(a), (b),
(d).]

      Section 1.12. Opening and Closing of Polls. The date and time for the opening and the closing of the polls for each matter to be voted upon at a meeting of stock holders shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes nor any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise. [Section 231(c).]

      Section 1.13. Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of stockholders to consent in writing to the taking of any action is hereby specifically denied, provided, however, that so long as ASI Partners, together with its Affiliates, owns at least 10% of the outstanding shares of the Common Stock of the Corporation, stockholder action may be taken by written consent in order to vote on Director nominees designated by ASI Partners pursuant to the Amended and Restated Stockholders Agreement or the removal of Directors designated for nomination by ASI Partners pursuant to the Amended and Restated Stockholders Agreement. The preceding sentence shall take effect on the day following the closing date of the Corporation's initial underwritten public offering of Common Stock. Every written consent permitted by this section shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

      Every written consent permitted by this section shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing. [Section 228(a), (c), (d).]

                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 2.1. General Powers. Except as may otherwise be provided by law, by the Restated Certificate of Incorporation or by these Amended By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation. [Section 141(a).]

      Section 2.2. Number and Term of Office. The number of Directors constituting the entire Board of Directors shall be nine (9), which number may be modified from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be less than three (3) or greater than twenty-one (21). Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of Directors in each class as nearly equal as reasonably possible, but no decrease in the number of Directors may shorten the term of any incumbent Director.

      Section 2.3. Election of Directors. The members of the Board of Directors elected by the holders of the Common Stock of the Corporation shall be divided at the annual meeting of stockholders to be held in 1995 into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. At the annual meeting of stockholders in 1995, Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1996, Directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1997 and Directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1998. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of Directors whose terms are expiring shall be elected for terms expiring at the annual meeting of stockholders held in the third succeeding year. If the annual meeting of stockholders for the election of Directors is not held on the date designated there for, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. Notwithstanding the foregoing, the election, term, removal and filling of vacancies with respect to Directors elected separately by the holders of one or more series of Preferred Stock of the Corporation shall not be governed by this Article II, but rather shall be as provided for in the resolutions adopted by the Board of Directors creating and establishing such series of Preferred Stock. [Sections 141(d), 211(b), (c), 216.]

      Section 2.4. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by facsimile transmission or telegram, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Section 141(g).]

Section 2.5. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or, in the event of his absence or disability, by any Vice President or by the Secretary or Acting Secretary, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally or by telephone, telegram, facsimile or other electronic means of transmission, or on five days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.
[Sections 141(g), 229.]

      Section 2.6. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Restated Certificate of Incorporation or these Amended By-Laws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 141(b).]

      Section 2.7. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.5 shall be given to each Director.

      Section 2.8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors. [Section 141(f).]

      Section 2.9. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board or, in his absence or if such office is vacant, by the President, or in their absence by a chairman chosen at the meeting. The Secretary or Acting Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 2.10. Regulations; Manner of Acting. To the extent consistent with applicable law, the Restated Certificate of Incorporation and these Amended By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

      Section 2.11. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

      Section 2.12. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the President or the Secretary or Acting Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b).]

      Section 2.13. Removal of Directors. A Director may be removed only for cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation then entitled to vote at an election of Directors, cast at a special meeting of stockholders called for the purpose or at an annual meeting; provided, however, that so long as ASI Partners, together with its Affiliates, owns at least 35% of the outstanding Common Stock of the Corporation, Directors (including, without limitation, any Director elected pursuant to Section 2.14) may be removed upon receipt of the requisite vote of stockholders with or without cause. Any vacancy in the Board of Directors caused by any such removal may be filled at any such meeting by the stockholders entitled to vote for the election of the Director so removed. So long as ASI Partners, together with its Affiliates, owns at least 10% of the outstanding shares of Common Stock of the Corporation ASI Partners shall be entitled to either (i) call a special meeting of stockholders or (ii) notwithstanding anything contained in these Amended By-Laws to the contrary, request that the stockholders act by written consent, to vote on the election of Director nominees designated by ASI Partners pursuant to the Amended and Restated Stockholders Agreement or the removal of Directors designated for nomination by ASI Partners pursuant to the Amended and Restated Stockholders Agreement. Notwithstanding the foregoing, the election, term, removal and filling of vacancies with respect to Directors elected separately by the holders of one or more series of Preferred Stock of the Corporation shall not be governed by this
Article II, but rather shall be as provided for in the Preferred Stock certificate of designation creating and establishing such series of Preferred Stock. [Section 141(k).]

      Section 2.14. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal (and the stockholders shall not have filled such vacancy as provided in Section
2.13 above) or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies or newly created directorships, as the case may be, may be filled by a majority of Directors then in office, although less than a quorum, provided that so long as ASI Partners, together with its Affiliates, owns at least 10% of the outstanding shares of the Common Stock of the Corporation, ASI Partners shall have the exclusive right, exercisable at any time, to designate for nomination for election by such remaining Directors an individual to fill any vacancy created by removal or death of or resignation of a Director designated for nomination by ASI Partners pursuant to the Amended and Restated Stockholders Agreement and Directors not affiliated with ASI Partners shall similarly have the exclusive right, exercisable at any time, to designate for nomination for election by such remaining Directors an individual to fill any vacancy created by removal or death of or resignation of a Director designated for election by such non-affiliated Directors pursuant to the Amended and Restated Stockholders Agreement. A Director elected by the Directors pursuant to this Section 2.14 to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. [Section 223.]

      Section 2.15. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. [Section 141(h).]

      Section 2.16. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. [Section 141(e).]


                                   ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

      Section 3.1. How Constituted. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal. [Section 141(c).]

      Section 3.2. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any such other Committee shall have the power or authority:

            (a) to amend the Restated Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series),

            (b) to adopt an agreement of merger or consolidation,

            (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets,

            (d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or

            (e) to amend the Amended By-Laws of the Corporation.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. [Section 141(c).]

      Section 3.3. Proceedings. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

      Section 3.4. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such. [Section 141(c), (f).]

      Section 3.5. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

      Section 3.6. Absent or Disqualified Members. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. [Section 141(c).]

      Section 3.7. Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

      Section 3.8. Removal. Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

      Section 3.9. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.


                                   ARTICLE IV

                                    OFFICERS

      Section 4.1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary, a Controller, a General Auditor and a Treasurer, and it may, if it so determines, elect a Chairman of the Board of Directors from among its members. The Board of Directors also may elect a Vice Chairman and one or more Acting or Assistant Secretaries, Assistant Controllers and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person, except that neither the Chairman of the Board of Directors nor the President shall also hold the office of Secretary. No officer, other than the Chairman or Vice Chairman, need be a Director of the Corporation. [Section 142(a), (b).]

      Section 4.2. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the

Board of Directors. Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal. [Section 142(b).]

      Section 4.3. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

      Section 4.4. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President or the Secretary or Acting Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation, by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Section 142(b), (e).]

      Section 4.5. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Amended By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. [Section 142(a).]

      Section 4.6. The President. The President shall preside at all meetings of the stockholders and Directors at which he is present in the absence of the Chairman or Vice Chairman, shall be the chief executive officer and the chief operating officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation. He shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Acting or Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or ap-pointed by the President or the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

      Section 4.7. Vice Presidents. Each Vice President shall perform such duties and exercise such powers as may be assigned to him from time to time by the President. In the absence of the President, the duties of the President shall be performed and his powers may be exercised by such Vice President as shall be designated by the President, or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President in the order of their earliest election to that office, subject in any case to review and superseding action by the President.

      Section 4.8. The Secretary. The Secretary shall have the following powers and duties:

            (a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

            (b) He shall cause all notices to be duly given in accordance with the provisions of these Amended By-Laws and as required by law.

            (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

            (d) He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Amended By-Laws, and when so affixed he may attest the same.

            (e) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Restated Certificate of Incorporation or these Amended By-Laws.

            (f) He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corpo-ration of each class issued and outstanding, the names (arranged alphabetically or chronologically) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

            (g) He shall sign (unless the Treasurer, an Assistant Treasurer or Acting or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

            (h) He shall perform, in general, all duties incident to the office of Secretary and such other duties as may be specified in these Amended By-Laws or as may be assigned to him from time to time by the Board of Directors, or the President.

      Section 4.9. The Treasurer. The Treasurer shall have the following powers and duties:

            (a) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

            (b) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.5 of these Amended By-Laws.

            (c) He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.6 of these Amended By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

            (d) He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

            (e) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

            (f) He may sign (unless an Assistant Treasurer or the Secretary or an Acting or Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

            (g) He shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these Amended By-Laws or as may be assigned to him from time to time by the Board of Directors, or the President.

      Section 4.10. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents and the officers specified in Section 4.1 hereof not covered in Sections 4.6 through 4.9 hereof shall hold their offices for such terms and shall exercise such powers and perform such duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be authorized or prescribed by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause. [Section 142(a), (b).]

      Section 4.11. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board of Directors. [Section 142(c).]


                                    ARTICLE V

                                  CAPITAL STOCK

      Section 5.1. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation, or rights associated therewith shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman, President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Acting or Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Restated Certificate of Incorporation and these Amended By-Laws. [Section 158.]

      Section 5.2. Signatures; Facsimile. All of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. [Section 158.]

      Section 5.3. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. [Section 167.]

      Section 5.4. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the

State of Delaware. Subject to the provisions of the Restated Certificate of Incorporation and these Amended By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. [Section
151(f).]

      Section 5.5. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      In order that the Corporation may determine the stockholders entitled pursuant to these Amended By-Laws to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

      In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. [Section 213.]

      Section 5.6. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. [Section 159.]

      Section 5.7. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                   ARTICLE VI

                               INDEMNIFICATION(2)

      Section 6.1. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is

--------

2.    Section 145.

threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and
(2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

      The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 6.2. Successful Defense. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in de-fense of any action, suit or proceeding referred to in Section 6.1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Section 6.3. Determination That Indemnification is Proper. Any indemnification of a Director or officer of the Corporation under Section 6.1 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.1 hereof. Any indemnification of an employee or agent of the Corporation under Section 6.1 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 hereof. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      Section 6.4. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

      Section 6.5. Procedure for Indemnification of Directors and Officers. Any indemnification of a Director or officer of the Corporation under Sections 6.1 and 6.2, or advance of costs, charges and expenses to a Director or officer under Section 6.4 of this Article, shall be made promptly, and in any event within 30 days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.4 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.1 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 6.6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect. Any repeal or modification of these indemnification provisions shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such Director, officer, employee or agent.

      The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 6.7. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

      Section 6.8. Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII

                                     OFFICES

      Section 7.1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

      Section 7.2. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

      Section 8.1. Dividends. Subject to any applicable provisions of law and the Restated Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, shares of the Corporation's capital stock or rights to acquire the same.

      A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid. [Sections 172, 173.]

      Section 8.2. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

      Section 8.3. Execution of Instruments. The President, any Vice President, the Secretary or Acting Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any con tract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

      Section 8.4. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the President or any Vice President. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the President or any Vice President shall authorize. When so authorized by the Board of Directors or the President or any Vice President, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

      Section 8.5. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors or the President or any Vice President to make such determination.

                  Section 8.6. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the President or any Vice President from time to time may determine.

      Section 8.7. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the President, any Vice President, the Secretary or Acting Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

      Section 8.8. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Direc-tors, the President or any Vice President or the Secretary or Acting Secretary shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

      Section 8.9. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year and shall terminate in each case on December 31.

      Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

      Section 8.11. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.


                                   ARTICLE IX

                          AMENDMENT OF AMENDED BY-LAWS

      Section 9.1. Amendment. These Amended By-Laws may be amended, altered or repealed

            (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

            (b) at any regular or special meeting of the stockholders upon the affirmative vote of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors, provided, however, that any amendment, alteration or repeal of Article I, sections 1.2, 1.10 and 1.13 or Article VI as it pertains to Directors and officers, shall require the affirmative vote of 65% of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors. In the case of such special meeting only, notice of such amendment, alteration or repeal must be contained in the notice or waiver of notice of such meeting. [Section 109(a).]


                                    ARTICLE X

                                  CONSTRUCTION

      Section 10.1. Construction. In the event of any conflict between the provisions of these Amended By-Laws as in effect from time to time and the provisions of the Restated Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Restated Certificate of Incorporation shall be controlling.

                        AMERICAN STANDARD COMPANY, INC.

AMENDMENT OF BY-LAWS

        RESOLVED, that, pursuant to Section 109(a) of the Delaware General Corporation Law and Section 9.1(a) of the Amended By-laws of the Corporation, the Board of Directors declares it advisable that Section 2.2 of the Amended By-laws of the Corporation be amended to read and be as follows:

"Section 2.2. Number and Term of Office. The number of Directors constituting the entire Board of Directors shall be nine (9), which number may be modified from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be less than three (3) or greater than twenty-one
(21). Each Director (whenever elected)shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of Directors in each class as nearly equal as reasonably possible, but no decrease in the number of Directors may shorten the term of any incumbent Director."

[Language added by amendment in italics.]